Exhibit 99(a)(xi)



               [KPMG Peat Marwick LLP Letterhead]




                  Independent Auditors' Consent


The Board of Directors
Audiovox Corporation:


We consent to the use of our reports incorporated herein by reference.

Our report refers to changes in the methods of accounting for certain investments in equity securities and income taxes.

                                   //s// KPMG Peat Marwick LLP

                                   KPMG PEAT MARWICK LLP

Jericho, New York
October 18, 1996